UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 1, 2021

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2021, Nabriva Therapeutics plc (the “Company”) entered into a fourth amendment (the “Amendment”) to its Loan and Security Agreement, dated December 20, 2018, by and among the Company, Nabriva Therapeutics Ireland DAC, a direct subsidiary of the Company (“Nabriva Ireland” and, together with the Company, the “Borrowers”), certain other subsidiaries of the Company from time to time party thereto, any bank and other financial institution or entity from time to time party thereto (collectively referred to as “Lender”) and Hercules Capital, Inc., in its capacity as administrative agent and collateral agent (the “Agent”) for itself and as Lender, as amended by the First Amendment to Loan and Security Agreement dated September 26, 2019, the Second Amendment to Loan and Security Agreement dated January 21, 2020 and the Third Amendment to Loan and Security Agreement dated March 11, 2020 (collectively, the “Loan Agreement”).

Pursuant to the Amendment, the parties agreed to extend the date on which the Borrowers must commence repaying principal under the Loan Agreement until January 1, 2022 (the “Amortization Date”), which date may be extended until April 1, 2022, subject to the receipt by the Company of a specified amount of net financing proceeds and until July 1, 2022, subject to the receipt by the Company of a specified amount of additional net financing proceeds and the achievement of a specified product revenue milestone. Additionally, the parties agreed to extend the time during which a term loan advance in an aggregate principal amount of $5.0 million (the “Tranche Advance”) may be requested by the Borrowers under the Loan Agreement. The Borrowers may now request the Tranche Advance, receipt of which is subject to the Lender’s sole discretion, until the Amortization Date. In addition, pursuant to the Amendment, the minimum liquidity requirement of $3.0 million in cash and cash equivalents will be waived at any time the Company has recognized $15.0 million of net product revenue during the applicable trailing three months.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On June 2, 2021, the board of directors of the Company (the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Lisa Dalton and Mark Corrigan, M.D. as members of the Board, effective immediately. Each of Ms. Dalton and Dr. Corrigan will serve as a director with a term expiring at the Company’s 2021 Annual General Meeting of Shareholders. Neither Ms. Dalton nor Dr. Corrigan has been appointed to serve on any committee of the Board. In connection with the elections of Ms. Dalton and Dr. Corrigan, the Board increased the number of directors comprising the Board from eight to ten.

There are no arrangements or understandings between Ms. Dalton or Dr. Corrigan and any other persons pursuant to which either was elected as a director. There are no transactions in which either Ms. Dalton or Dr. Corrigan has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

In accordance with the Company’s non-employee director compensation policy, each of Ms. Dalton and Dr. Corrigan (1) will receive annual cash compensation of $40,000 as a director and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee on which he or she serves and (2) was granted an option to purchase 10,500 ordinary shares of the Company, with an exercise price of $1.39 per share, which was equal to the closing price of the Company’s ordinary shares on the Nasdaq Global Select Market on the date of their election, and which option will vest, subject to such director’s continued service on the Board, over a three-year period on a monthly pro rata basis at the end of each successive month following the date of the initial grant. In addition, each of Ms. Dalton and Dr. Corrigan will be eligible for annual stock option and restricted stock unit awards and cash fees for any Board committee service in accordance with the Company’s non-employee director compensation policy.

Director’s Decision Not to Stand for Re-Election

On June 1, 2021, George H. Talbot, M.D, a director of the Company, notified the Company of his decision not to stand for re-election to the Board at the 2021 Annual General Meeting of Shareholders. Dr. Talbot is expected to continue his service on the Board until the expiration of his term at the Company’s 2021 Annual General Meeting of Shareholders. Dr. Talbot has informed the Company that his decision not to stand for re-election is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01.	Other Events.

At-the-Market Offering Program Update

As previously reported, on May 6, 2021, the Company entered into an Open Market Sales AgreementSM with Jefferies LLC (“Jefferies”), as agent, pursuant to which the Company may offer and sell its ordinary shares from time to time through Jefferies under an “at-the-market” offering program. Since May 6, 2021, the Company has issued and sold an aggregate of 13,987,487 of its ordinary shares under its “at-the-market” offering program for aggregate net sale proceeds of approximately $24.7 million, after deducting sales commissions. As of May 31, 2021, the Company had 49,410,691 ordinary shares outstanding.

Cash Runway

Based on its current operating plans and following the extension of the principal debt repayments under the Loan Agreement, the Company anticipates that its existing cash, cash equivalents, restricted cash and short-term investments, together with the net proceeds from sales of its ordinary shares under the “at-the-market” offering program since May 6, 2021 and anticipated revenue from sales of SIVEXTRO, will be sufficient to enable it to fund its operating expenses, debt service obligations and capital expenditure requirements substantially through the first quarter of 2022. The Company has based this estimate on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including but not limited to statements about the sufficiency of the Company’s existing cash resources, anticipated sales of SIVEXTRO and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the extent of business and other interruptions resulting from the infection causing the COVID-19 outbreaks or similar public health crises, the market acceptance of SIVEXTRO, the sufficiency of cash resources and need for additional financing and such other important factors as are set forth in the Company’s annual and quarterly reports and other filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Form 8-K represent the Company’s views as of the date of this Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: June 3, 2021	By:	/s/ Daniel Dolan
Daniel Dolan
Chief Financial Officer